QUANTITATIVE EQUITY FUNDS PROXY SCRIPT - OUTBOUND

INTRODUCTION:

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         SUGGESTED VERBIAGE
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|_|      Good Morning Mr./Ms/____________.  My name is___________, I am calling on behalf of American Century.  The reason I am calling today is to see if you have received the recent Proxy Statement sent to you on your American Century ____ Fund?  Before I continue,
         I'd like you to know that this call is being recorded to ensure we accurately represent your wishes.

|_|      I just want to check in with you to see if you have any questions or if there is anything that I can help you with.

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TRANSITION:

If yes....

|_|      Great!  We can begin with any  questions  you may have and then, if you are ready, we can provide you with the opportunity to cast your vote today!

|_|      The proxy can be a very confusing process and some of our shareholders have  called us with  questions.  I want to make sure you have all the information you need. Where would you like to start?

If shareholder is unfamiliar with proxy mailing...

|_|      After  much  consideration,  the Board of  Directors  has  approved  a proposal  to change the  domicile of your fund.  Because  this is your investment, the final decision is up to you. I am calling today to see if you have any  questions.  Would you like to talk  some  more  about this? (If yes, see above talking point)

If no...

|_|      I  understand.  We wanted to let you know we are available to help and to  stress  the  importance  of your  vote.  Your  thoughts  are  very important to us and we strongly  urge you to vote the proxy.  Can I be of any assistance? (If still no- See Closing)

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"I'M NOT SURE WHERE TO START."

|_|      I certainly  understand.  Many  shareholders  have not  experienced  a
         "proxy" and it can be  overwhelming.  I want to make this as simple as possible. Let's talk about...

1.   If you  would  like,  why  American  Century  is  proposing  the  change of domicile. (Rationale)
2.   Provide you with the opportunity to cast your vote today

     Does this sound like a good starting point? OR What topic would you like to explore first?

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CHANGE OF DOMICILE

"Why  does  American  Century  want to  change  the  domicile  of the  funds  to
Maryland?"

|_|      The funds are  currently  organized as a California  corporation.  The proposal would change the state of incorporation  to Maryland.  Mutual funds formed as Maryland  corporations  have certain  advantages  over those funds organized as California  corporations.  Maryland corporate
         law  contains   provisions  better  designed  for  mutual  funds  than
         California  corporate  law.  This is one reason that many of our funds are currently domiciled in Maryland.

    Other examples are:

         -    In Maryland,  funds can more easily make changes such as changing the fund's name or increasing the number of authorized  shares of stock.

         -    It's easier to make technical corrections to forms that are filed with the state under Maryland law than California law.

         -   Unlike  Maryland,  there are few  mutual  funds  incorporated  in
             California.   Because   Maryland   has  so  many   mutual   funds
             incorporated   under  its  laws,  the  courts  have  applied  and
             interpreted  the law to many situations  involving  mutual funds.
             Because of this rich case law, it is clearer  under  Maryland law how funds should be governed and operated.

"What impact would this change in domicile have on my investment?"

|_|      The "move" to Maryland  will  largely be on paper and  transparent  to you. The change in domicile will NOT:

         -    Result in a taxable event
         -    Change the number of shares in your account
         -    Change your tax basis and holding period for your shares
         -    Change your fund's investment strategy or objective
         -    Change your account services

What happens if the proxy doesn't pass?

|_|      If the proposal  does not pass,  the issuer of the funds will continue to operate as a California corporation. The Board of Directors and the
         Advisor may resubmit the change of domicile  proposal to  shareholders or take other action that they deem appropriate.

The proxy  statement  notes that certain  corporate  filings with the California
Secretary of State's  office that describe the rights and  privileges of some of the funds' classes were not properly made. How did this occur?

|_|      It was simply an  administrative  error;  American Century  mistakenly did not make proper filings with the  California  Secretary of State for certain classes of the funds.

How did American Century discover the issue?

|_|      American  Century  discovered the issue while  preparing for filings associated with our quantitative funds. As soon as they recognized the defect they immediately began working toward a resolution.

I read in the proxy that the legal status of certain fund classes is  uncertain.
What does this mean?

|_|      American Century California's  articles of incorporation  currently do not specifically  state what the rights and privileges of some classes of the corporation's  shares are (such as voting rights).  Because the rights and  privileges  are not  specifically  stated in the articles, they are subject to  interpretation.  There are strong  arguments that these  "undesignated  classes"  have the same rights as those  classes which have their rights and privileges clearly stated in the articles.
         The Board of Directors has duly  authorized the  establishment  of the classes,  and the  shareholders  of those  classes  have been and will continue to be treated as if those rights and privileges  were clearly expressed in the articles.

Will the change of domicile  deprive the State of California of significant  tax revenue?

|_|      No. The vast majority of taxes paid in  connection  with the funds are paid by the manager, American Century Investment Management, Inc. ACIM has  historically  paid  approximately  $700,000 in annual  California state income  taxes.  ACIM would have paid the same amount even if the funds had been organized as a Maryland corporation.

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VOTING PROCEDURES:

"How do I vote the proxy?"

|_|      We have  made the  voting  process  easy for you.  I would be happy to review your voting options.  Do you have any specific  questions I can help you with? OR
|_|      We have made the voting process easy for you. I can take your vote now or you may also vote online, by mail or by telephone.

How should I vote on the proxy?

|_|      After much consideration the Board of Directors has unanimously voted to recommend that shareholders approve the change of domicile. American Century believes you should ultimately make the final decision. The important thing is for you to cast a vote.

"I'm not sure I have enough information to make a decision."

|_|      I can certainly  understand.  What information could I provide to help you make a decision?

|_|      If you need more information,  the Q&A section of your proxy statement will provide you with some important facts.

"I can't decide now, can I call you later".

|_|      Absolutely.  You will have until April 26 to vote. The important thing is for you to cast a vote.  Since every vote counts,  please know that you may receive voting reminders.

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PHONE VOTING

|_|      May I please have the last four digits of your social security number?

|_|      May I please have your name and address?

|_|      How would  you like to vote on the  proxy?  Your  choices  are  "For,"
         "Against" or "Abstain."

If the investor has more than one fund:

|_|      Would you like to vote the same manner for each of your funds?

|_|      You have voted ______________. Is that correct?

|_|      Your vote has been recorded. A Confirmation will be sent to you within
         72 hours.

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CLOSING OR TRANSFER:

|_|      Thank you for your time and have a nice day.

|_|      Please hold while I transfer you to American Century.

DIRECT INVESTORS SHOULD BE TRANSFERRED TO 1-800-345-2021.

THIRD PARTY INVESTORS SHOULD BE TRANSFERRED TO 1-800-378-9878.

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Automated Reminder Call Verbiage

Hello.

I'm calling to remind you to vote on the American Century proxy recently sent to you. Your vote counts.  Please review the material  carefully and vote using the
Internet, telephone or mail as soon as possible. If you've already voted, please accept our thanks.
Goodbye